As filed with the U.S. Securities and Exchange Commission on August 18, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust I

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See list below

(I.R.S. Employer Identification Number)

Tidal Trust I
c/o Tidal ETF Services LLC
234 West Florida Street, Suite 203
Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
God Bless America ETF	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-227298

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1.   Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 241 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227298 and 811-23377), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No.  0001839882-24-045860) on December 18, 2024, which is incorporated herein by reference.

The Trust currently consists of 52 series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
God Bless America ETF	88-3537665

Item 2.   Exhibits

A.	Amended and Restated Certificate of Trust dated June 2, 2025, as filed with the state of Delaware on June 2, 2025, for Tidal Trust I (formerly known as Tidal ETF Trust) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to Post-Effective Amendment No. 267 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.
B.	Registrant’s Amended and Restated Declaration of Trust, adopted June 2, 2025, is incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 267 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.
C.	Registrant’s Amended and Restated By-Laws, adopted June 2, 2025, are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 267 to Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust I

August 18, 2025

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	President